UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

81 Fulton Street, Boonton, New Jersey	07005
(Address of principal executive offices)	(Zip Code)

(973) 265-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Financing Agreement

On April 8, 2013 (the “Second Amendment Effective Date”), Unigene Laboratories, Inc. (the “Company”) entered into a Second Amendment to Amended and Restated Financing Agreement, by and among the Company, Victory Park Management, LLC, as administrative agent and collateral agent (the “Agent”), Victory Park Credit Opportunities, L.P., VPC Fund II, L.P., VPC Intermediate Fund II (Cayman) L.P., and Victory Park Credit Opportunities Intermediate Fund, L.P. (collectively, the “Lenders” and together with the Agent, the “VPC Parties”) (together with all exhibits and schedules thereto, and as amended from time to time, the “Second Amendment”). The Second Amendment evidenced the amendment of certain provisions of the Amended and Restated Financing Agreement dated as of March 16, 2010, by and among the Company, the Agent, as administrative agent and collateral agent, and the Lenders party thereto (the “Restated Financing Agreement”) as amended by the Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, dated as of September 21, 2012, by and among the Company and the VPC Parties (the “Forbearance Agreement”) and the other agreements contemplated by the Second Amendment (collectively, the “2013 Loan”). The Restated Financing Agreement and the transactions contemplated thereby were previously disclosed by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2010. The Forbearance Agreement and the transactions contemplated thereby were previously disclosed by the Company on a Current Report on Form 8-K filed with the SEC on September 26, 2012.

Under the terms of the Second Amendment: (i) the Company has (A) issued to the Lenders upon the terms and conditions stated in the Second Amendment a 60-day senior secured convertible note in the aggregate principal amount of $750,000 (the “Second Amendment Note”); (ii) the Company agreed to deposit $50,000 with the Agent on the Second Amendment Effective Date to reimburse the Agent and the Lenders for certain fees, costs and expenses incurred by (or to be incurred by) the VPC Parties in connection with the Second Amendment and thereafter. In accordance with the terms of the Second Amendment, the Company received a net amount of $700,000 from the Lenders in exchange for the issuance of the Second Amendment Note. The maturity date of the Second Amendment Note is June 7, 2013. The Second Amendment Note will accrue interest at a rate per annum equal to the greater of (x) the prime rate (announced by Citibank N.A. from time to time) plus 5% and (y) 15%, which, in the absence of an event of default, accrued and unpaid interest due and payable with respect to the Second Amendment Note shall, instead of being required to be paid in cash, shall be capitalized and added to the outstanding principal balance of the Second Amendment Note payable on the maturity date; provided, however, in the event of a default (such as currently exists, as described in the Company’s SEC filings, including the Annual Report on Form 10-K for the year ended December 31, 2012), the Second Amendment Note will accrue interest at the default interest rate per annum equal to eighteen percent (18%).

The Second Amendment Note is convertible into shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), at the Lender’s option. The initial conversion rate for the Second Amendment Note is calculated by dividing the sum of the principal to be converted plus all accrued and unpaid interest thereon by $0.09 per share. Pursuant to the terms of the Second Amendment, the conversion price under the Second Amendment Note shall not reduce the conversion prices under the “Existing Notes” (as defined under the Forbearance Agreement) re-issued on the Existing Note Reissuance Date (as defined under the Forbearance Agreement) (the “Re-Issued Notes”), which were previously issued by the Company to the VPC Parties. Notwithstanding such provision, all such conversion rates are subject to adjustment, including a reduction in the conversion rate in the event the Company issues certain shares of Common Stock at a purchase price less than the then current conversion price in the future.

As of the Second Amendment Effective Date, the Company lacked sufficient shares of Common Stock to deliver all of the shares of Common Stock (“Conversion Shares”) issuable to the Lenders upon conversion of all of the promissory notes issued to the VPC Parties, including the Re-issued Notes, the First Amendment Note (as defined under the Forbearance Agreement) and the Second Amendment Note (collectively, the “Notes”), provided, however, that the Company is required to reserve and keep available, solely for any conversions of the Second Amendment Note, the number of shares of Common Stock issuable upon conversion of the Second Amendment Note. The Company is required to obtain stockholder approval to amend its certificate of incorporation to increase the number of authorized shares to allow for the conversion of the Notes in full. The Company may be liable for certain cash damages in the case of a failure to timely convert the Notes and a failure to timely convert is also an event of default, subject to additional remedies described in the Restated Financing Agreement.

The representations, warranties, covenants and agreements made by the parties in the Second Amendment are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Second Amendment and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Second Amendment. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.

The descriptions of the Second Amendment and the Second Amendment Note do not purport to be complete and are qualified in their entirety by reference, as applicable, to copies respectively filed as Exhibits 10.1 to 10.2 hereto, which are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Section 3 – Securities and Trading Markets

Item 3.02.   Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K under the title is hereby incorporated into this Item 3.02 by reference. The Company has relied on (i) Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), for sales not involving a public offering of securities and (ii) Rule 506 under the Securities Act for sales to an accredited investor.

Section 5 – Corporate Governance and Management

Item 5.01.   Changes in Control of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.01 by reference.

Section 8 – Other Events

Item 8.01   Other Events.

On April 5, 2013, the Company received a Notice of Public Sale of Collateral Under Illinois Uniform Commercial Code (the “Notice”) from the Agent, which states that the Lenders proposed to initiate a public UCC foreclosure sale on April 15, 2013, at 11:00 a.m. Central Time (the “Proposed Sale”), of all of the personal property assets of the Company pledged as collateral under the Restated Financing Agreement and related documents that relate to the Company’s biotechnology business, including such assets that are used or intended for use in connection with, or that are necessary or advisable to the continued conduct of, the Company’s biotechnology business as currently being conducted (but excluding those assets of the Company that are not related to the Company’s biotechnology business).

A copy of the press release issued by the Company on April 8, 2013 announcing the Second Amendment and related transaction, as well as the public UCC foreclosure sale described above is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1	Second Amendment to Amended and Restated Financing Agreement, dated as of April 8, 2013, by and among the Company, the Lenders and Victory Park Management, LLC, as agent

10.2	Senior Secured Convertible Note, issued by the Company as of April 8, 2013 to VPC Fund II, L.P.

99.1	Press Release, dated April 8, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Ashleigh Palmer
Ashleigh Palmer, Chief Executive Officer

Date: April 12, 2013

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Second Amendment to Amended and Restated Financing Agreement, dated as of April 8, 2013, by and among the Company, the Lenders and Victory Park Management, LLC, as agent

10.2	Senior Secured Convertible Note, issued by the Company as of April 8, 2013 to VPC Fund II, L.P.

99.1	Press Release, dated April 8, 2012